                                                                    EXHIBIT 10.5

                        MICOA/SCW SALES AGENCY AGREEMENT
                (MEDICAL PROFESSIONAL LIABILITY - MICHIGAN ONLY)
                                 JANUARY 1, 2000


This Agreement is made between Mutual Insurance Corporation of America, a Michigan corporation ("MICOA"), and SCW Agency Group, Inc., a Michigan corporation ("SCW" or "Agent").

                                    RECITALS

1. MICOA is engaged in the business of providing insurance, including the types of professional liability insurance listed on the attached Commission Schedule; and,

2. SCW is engaged in the business of insurance sales as a licensed Michigan insurance agent.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

A.   AUTHORITY AND RESPONSIBILITY OF AGENT

     Subject to the requirements imposed by law, the underwriting rules and procedures of MICOA, and the terms of this Agreement, MICOA confirms the appointment of SCW as a nonexclusive professional liability sales agent in the State of Michigan, for those types of professional liability insurance listed on the attached Commission Schedule. SCW's duties include the following:

     1. Solicitation, receipt, and transmittal to MICOA of proposals for insurance contracts of the types specified on the attached Commission Schedule, and assistance in marketing these insurance products.

     2. Production and delivery of certificates of insurance and written binders in accordance with MICOA underwriting requirements. SCW is not authorized to accept or bind any risk or to otherwise obligate MICOA without specific authority from MICOA.

     3. The usual and customary services, including marketing services, of an agent on policies placed with MICOA subject to the following:

          - MICOA will not be responsible for Agent's expenses related to Michigan sales, including but not limited to salaries, benefits, bonuses, rent, transportation, employee hire or solicitor's fees, postage, telephone, advertising, licensing fees or any other expenses unless agreed upon in writing.

     4. To promptly report all claims and losses of which Agent has knowledge, and properly notify MICOA when Agent receives notice of the commencement of any related legal action. Agent shall refrain from admitting or denying liability on the part of MICOA in connection with any claim or lawsuit.

     5. Appoint subagents to distribute MICOA's products and services as appropriate in the State of Michigan, provided that such appointments are done with prior notice to MICOA and upon appointment by MICOA as a licensed agent. Agent shall oversee the activities of any subagents appointed by it and shall apprise MICOA of the names, addresses and duration of any appointments activated by Agent. Agent shall instruct and oversee any subagents so as to assure compliance with the terms and requirements of this Agreement. The following three agencies have already been appointed by MICOA as subagents:

          -    City Insurance Agency, Inc., Marquette, Michigan
          -    Domzalski Agency, St. Clair Shores, Michigan
          -    Fawcett-Dopke Agency, Inc., Traverse City, Michigan
          -    Insurance by Burley, Petoskey, Michigan
          -    Korotkin, Schlesinger & Associates, Inc., Southfield,
               Michigan

          The terms of the agreements with the subagents will govern the compensation paid to the subagents. If MICOA has agreed or does agree in writing, in connection with a subagency agreement, to pay SCW at a different commission rate than is provided herein, or to make other payments in relation to a subagent (including but not limited to payments upon termination of the subagency relationship), then those payment terms will remain effective in connection with that subagency agreement. Except as otherwise agreed to by MICOA in connection with a subagency agreement, SCW will be responsible for compensating the subagents from the commissions SCW receives pursuant to this Agreement.

B.   COMMISSIONS

     1. Commissions shall be paid to SCW by MICOA in accordance with the attached Commission Schedule of June 26, 1999, which is hereby reiterated and incorporated by attachment; and which in pertinent part reconfirms 1999 commissions, the Production Bonus Schedule and the Three Year Schedule of Commissions(1). The Three Year Agency Commission Schedule and Production Bonus Schedule (Incentive Plan) are attached. The Incentive Plan is subject to annual change at MICOA's sole discretion. All other aspects of the June 26, 1999 renewal document

--------------------

          (1) The reference contained on page 2 of the 6/26/99 document to Paragraph G of this Agreement shall be deemed changed to Paragraph H.

          shall remain in force during the effectiveness of this Agreement unless otherwise agreed in writing by the Parties. Commissions may be revised by mutual agreement between the parties, or by MICOA after giving Agent 120 days' advance notice of the proposed changes and effective date. Any return commission otherwise due MICOA under this Agreement will be calculated at the rate initially applicable.

     2. Commissions on premiums shall be paid to Agent by the 15th of the month following the month in which such premiums are received and recorded by MICOA, subject to deduction of any return commissions due from the Agent.

     3. For production purposes, new business shall be defined as all new policies or policies where there is a break in continuous coverage of at least one day. Extended discovery period (tails) will be treated as renewal premium.

     4. Commissions on policies of less than one year will not be annualized, but rather will be paid for the actual policy period.

     5. Agent agrees to return commissions on policy cancellations or reductions at the same rate at which such commissions were originally paid. The payment of commissions by MICOA to Agent is contingent upon Agent being legally licensed. Any revocation or cancellation of Agent's license is grounds for nonpayment of commissions.

C.   MICOA BILLED POLICIES

     For professional liability business covered by the attached Commission Schedule which is placed with MICOA and billed directly to the policyholder, the following shall apply:

     1. The processing and submittal of all such business shall be subject to provisions outlined in MICOA's written requirements and forms as they may be implemented from time to time.

     2. If Agent receives any premium payments, Agent shall submit the appropriate premium to MICOA without deduction of commission.

     3. Agent's name shall appear on all policies, premium notices, endorsements, and cancellation notices to policyholders. Copies of all such items sent to policyholders shall be sent at the same time to the Agent.

     4. MICOA will provide Agent a monthly accounting of all transactions using industry standards, including name, policy number, effective date, premium and commission.

     5. MICOA will furnish Agent with a list of all policies which are due to renew, at least 90 days in advance of expiration. Such list will also include current premium and a schedule of all credits or debits currently applied to the policy, as well as any proposed changes to the renewal policy.

D.   POLICY CANCELLATION

     Cancellation of any policy in force, when requested by the Agent, will be honored by MICOA, except for those policies MICOA is not otherwise permitted to cancel.

E.   NONEXCLUSIVE APPOINTMENT OF AGENT

     MICOA may appoint other agents to sell its professional liability products in Michigan. SCW is accordingly a nonexclusive agent for MICOA. Agent also agrees not to sell or sign a contract to sell any professional liability products offered in competition with MICOA in Michigan by any other carrier without the written consent of MICOA, except as specifically provided in this paragraph. SCW agrees to submit all covered professional liability risks to MICOA for MICOA's underwriting evaluation and policy premium quotation. If MICOA declines a risk or MICOA's premium quotation is significantly higher than that quoted by another insurance company, then SCW, following consultation with MICOA, may place the risk with that other insurance company. SCW agrees that MICOA may review placements made by SCW with other insurance carriers on a quarterly basis.

     MICOA Agrees to continue its practice of not accepting agent of record letters or their equivalent regarding any Michigan professional liability business.. Nor will MICOA provide that such business written by SCW or any other agent be transferred from the writing agency by MICOA. All such MICOA business written by SCW shall remain with SCW, unless otherwise agreed by SCW in writing.

F.   OWNERSHIP AND SALE OF EXPIRATIONS

     1. OWNERSHIP. SCW shall own all expirations for business written pursuant to this Agreement at and after January 1, 2000. As to other years of MICOA Michigan professional liability business already written by SCW, expiration ownership shall vest in SCW as follows:

          Effective December 31 of each year specified under "Year" below, expirations for all such MICOA policies written through SCW during the years listed under "Policy Years" shall become the property of SCW:

       YEAR                               POLICY YEARS
       ----------------------------------------------------
       2000                               1997 through 1999
       2001                               1994 through 1996
       2002                               1991 through 1993


          There shall be no ownership or sales rights granted SCW under any circumstances for MICOA Michigan professional liability business SCW wrote prior to 1991.

     2. SALES OF ALL VESTED EXPIRATIONS. Beginning January 1,2003 SCW may sell all of the expirations vested pursuant to F,1, above, subject to MICOA's right of first refusal. SCW shall notify MICOA in writing of its desire to sell all of the expirations and MICOA shall have 45 business days to agree to purchase all such expirations. The price paid by MICOA shall be fixed at 150% of the commission income SCW earned for all MICOA Michigan professional liability business SCW sold from January 1, 1991 through December 31, 1999. MICOA shall be allowed to verify the amount of such commissions from an audit of SCW's records paid for by MICOA upon request.

     3. SALES OF LESS THAN ALL EXPIRATIONS. For any proposed sales of less than all vested expirations at and after January 1, 2003, MICOA's right of first refusal shall apply, and the 150% commission pricing shall be applied for the specific policy expirations and years to be sold.

     4. PAYMENT. Amounts due SCW under F,2 and 3 above may be paid in one lump sum or in equal quarterly installments over no less than two years at MICOA's option.

     5. TERMINATION PRIOR TO COMPLETE VESTING. If this Agreement is terminated prior to December 31, 2002, expirations for any unvested periods of remaining Policy years between 1991 and 1999 shall vest in SCW at the times designated in F, 1, above, unless the termination is due to :
          SCW's loss of license, fraud, willful misrepresentation, abandonment of this Agreement or failure by SCW to cure a material breach within 30 days after written notice of such breach.

G.   AGENT'S ERRORS AND OMISSION INSURANCE

     Agent will maintain valid errors and omissions insurance, with minimum limits of $1,000,000 per incident, which shall contain terms acceptable to MICOA covering Agent's solicitors and employees. Agent shall provide MICOA a copy of the policy upon request.

H    TERMINATION OF AGREEMENT

     1. This Agreement may be terminated by MICOA or SCW upon giving at least 120 advance written notice to the other party. This Agreement may nevertheless be terminated immediately in the event of: loss of license; fraud; willful misrepresentation; abandonment of this Agreement or failure by a Party to cure a material breach within 30 days after written notice of said breach; provided that, if this Agreement is terminated by MICOA with less advance notice than is required to terminate the subagency agreements, those subagency agreements will continue to be honored by MICOA until they are properly terminated, and MICOA will pay the subagents the compensation they are entitled to receive under the subagency agreements.

     2. All MICOA written or recorded information in the possession of SCW from time to time as a result of this Agreement, including insured listings, data, and expiration lists, are and shall be continually owned by MICOA, unless they have become the property of SCW pursuant to Paragraph F, above. All such information will be kept confidentially by SCW, regarded as proprietary to MICOA, and used only as necessary to perform this Agreement. Copies of any such information will be made available to MICOA at any time upon reasonable request. Upon termination of this Agreement, all originals and copies of such information will be returned immediately to MICOA upon its direction, or will be destroyed and confirmed destroyed by SCW upon MICOA's request.

I.   MISCELLANEOUS

     1. Amendment. This Agreement may be amended only in writing by mutual agreement of the parties.

     2. Nonwaiver. Waiver of any provision of this Agreement may only be made in writing, and shall not be construed as a waiver of any other provisions of this Agreement.

     3. Previous Agreement. As of the Effective Date of this Agreement, this Agreement supersedes and replaces any previous Sales Agency Agreement between the parties covering professional liability insurance in the State of Michigan. This Agreement does not supersede the agreements which have been entered into concerning the subagencies listed in Paragraph A, 5, above.
     4. Independent Contractor. Agent shall in all respects function and be regarded as an independent contractor while performing its obligations under this Sales Agency Agreement.

     5. Michigan Law. This Agreement shall be interpreted and enforced under the laws of the State of Michigan.

     6. Effective Date. This Agreement is made effective beginning January 1, 2000, and the first year and renewal commissions specified on the Agency Commission Schedule shall be effective from January 1, 2000.

     The parties, by their respective designees authorized to sign for them, have executed this Agreement.


                          MUTUAL INSURANCE CORPORATION
                                   OF AMERICA

Dated:  March 30, 2000                      By  Stephen L. Byrnes
      -------------------                       --------------------

                                                   Its    CMO
                                                       -------------



                             SCW AGENCY GROUP, INC.

Dated:  4-13-2000        , 1988             By  Terrence L. Walsh
      -------------------                       --------------------

                                                   Its   CEO
                                                       -------------
                                       7

                                 JUNE 26, 1999

                                      1999
                                    RENEWAL
                      OF MICOA/SC&W SALES AGENCY AGREEMENT

                       THREE YEAR SCHEDULE OF COMMISSIONS


1999 RENEWAL AND PRODUCTION BONUS SCHEDULE

MICOA and SC&W agree to renew the Sales Agency Agreement ("Agreement") which was effective January 1, 1998 for an additional year beginning January 1, 1999, subject to the following stipulations and the information contained on the attached.

             The January 1, 1999 Agency Commission Schedule, and,

             The 1999 Production Bonus Schedule

As provided in the Agency Commission Schedule including Production Bonus, any Production Bonus Commission applicable to 1999 shall be determined by the 1999 production bonus provisions of the January 1, 1999 Agency Commission Schedule. Any 1999 bonus earned shall be payable by February 1, 2000.

THREE YEAR SCHEDULE OF COMMISSIONS

Also attached is the 1999 SC&W Michigan Three Year Physician-Individual and Medstaff Commission Schedule, the provisions of which would apply to each listed year provided that the Agreement is renewed and otherwise in effect for the year. Nothing in this Commission schedule, this 1999 Renewal or the other provisions of the Agreement or its attachments shall be construed or understood to imply automatic annual renewal or extension of the agreement or its attachments.

ANNUAL PLAN REVIEW

A review of SC&W performance results for MICOA based on SC&W's annual plan for Michigan MICOA business shall be a precondition to any decision to renew the Agreement for years beyond 1999.

Annual plans will become effective each January 1 for years when this Agreement is renewed. The Plans will be developed in writing by SC&W, and will be subject to MICOA's review and acceptance by December 1 of each year previous to the anticipated renewal year. For 1999 the annual plan was submitted to MICOA and accepted in June 1999.

Plan reviews by MICOA and SC&W will also recognize any MICOA imposed business factors including rate changes and underwriting criteria, during the relevant year, which were beyond SC&W's control and which directly affected annual production results for the period. Any plan performance review as a precondition to any decision to renew the agreement will be concluded by January 15 of the year following the preceding sales year under review.

Reviews deemed unsatisfactory to MICOA in its sole discretion, and which are unaffected directly by MICOA imposed business factors impacting the period under review shall be considered grounds for termination otherwise permitted by Paragraph G of the Agreement.


                                             MICOA

                                             By: /s/ Thomas C. Payne, M.D.
                                                --------------------------
                                                     Thomas C. Payne, M.D.
                                                     Secretary/Treasurer

                                             SC&W

                                             By: /s/ Terrence L. Walsh
                                                -----------------------
                                                     Terrence L. Walsh
                                                     CEO

                                 JANUARY 1, 1999
                           AGENCY COMMISSION SCHEDULE


                                                    FIRST YEAR                         RENEWAL
                                                  COMMISSION(1)                      COMMISSION(2)
                                                  -------------                      -------------
PHYSICIAN-INDIVIDUAL
- Claims Made         ]
- Occurrence          ]        Note:  See Page 5 attachment for three year rate schedule.
- Tailgard            ]

MEDSTAFF
- Claims Made         ]
- Occurrence          ]        Note:  See Page 5 attachment for three year rate schedule
- Tailgard            ]

DENTISTS
- Claims Made                                          15.0%                              8.5%
- Occurrence                                           15.0%                              8.5%
- Tailgard                                             15.0%                              8.5%

HOSPITALS
- 200,000 plus                                         15.0%                              5.0%
- 0 to 200,000                                         15.0%                              7.0%

ENDORSEMENTS

- All endorsements results in additional premium will be treated as new business.
- Endorsements resulting in a decrease of premium shall be treated as renewal business.
- Extended reporting endorsement (tails) shall be paid as renewals (5.0%).
- Prior acts policies paid as new business (5.0%)

--------------------------------------------------------------------------------
FOOTNOTES

(1)  Effective July 1, 1999
(2)  Effective July 1, 1999.

         1999 SC&W MICHIGAN THREE YEAR PHYSICIAN-INDIVIDUAL AND MEDSTAFF
                               COMMISSION SCHEDULE

        FIRST YEAR AND             CHANGE DATE                   DURATION
           RENEWAL
         COMMISSIONS
--------------------------------------------------------------------------------
            5.00%                      Now                          Now
                                       ---                          ---
--------------------------------------------------------------------------------
            5.50%               July to Dec 1999                  6 Mos.
--------------------------------------------------------------------------------
            5.75%               Jan to July 2000                  6 Mos.
--------------------------------------------------------------------------------
            6.00%               July to Dec 2000                  6 Mos.
--------------------------------------------------------------------------------
            6.50%               Jan to July 2001                  6 Mos.
--------------------------------------------------------------------------------
            6.75%               July to Dec 2001                  6 Mos.
--------------------------------------------------------------------------------
            7.00%               Jan to July 2002                  6 Mos.
--------------------------------------------------------------------------------
            7.50%               July to Dec 2002                  6 Mos.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                  42 Mos.

Note: Thirty-six month schedule of above commission levels are subject to contract review provisions. At December 2002 this commission schedule may be reduced at MICOA'S discretion.

                           2000 INCENTIVE PLAN - SC&W*

Total Bonus Incentive:  $107,000

--------------------------------------------------------------------------------------------------------------------
                                                                                                 GOAL
--------------------------------------------------------------------------------------------------------------------
1.  Underwriting Loss                                    30%                              Year-end threshold
--------------------------------------------------------------------------------------------------------------------
2.  Retention                                            30%                                     85%
--------------------------------------------------------------------------------------------------------------------
3.  Loss Ratio                                           30%                                     85%
--------------------------------------------------------------------------------------------------------------------
4.  Business Plan Execution                              10%                                  As planned
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
           % LEVEL ACHIEVED                           % APPLIED                              AWARD LEVEL
--------------------------------------------------------------------------------------------------------------------
1. UNDERWRITING LOSS                    % APPLIED                                     AWARD LEVEL - $32,100
--------------------------------------------------------------------------------------------------------------------
                 102                                      8%                                    $8,560
--------------------------------------------------------------------------------------------------------------------
Target           100                                     16%                                   $17,120
--------------------------------------------------------------------------------------------------------------------
                  96                                     24%                                   $25,680
--------------------------------------------------------------------------------------------------------------------
                  94                                     30%                                   $32,100
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
2. RETENTION LEVEL                      % APPLIED                                     AWARD LEVEL - $32,100
--------------------------------------------------------------------------------------------------------------------
                  84                                      8%                                    $8,560
--------------------------------------------------------------------------------------------------------------------
Target            85                                     16%                                   $17,120
--------------------------------------------------------------------------------------------------------------------
                  87                                     24%                                   $25,680
--------------------------------------------------------------------------------------------------------------------
                  89                                     30%                                   $32,100
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
3. LOSS RATIO                           % APPLIED                                     AWARD LEVEL - $32,100
--------------------------------------------------------------------------------------------------------------------
                 86.5                                     8%                                    $8,560
--------------------------------------------------------------------------------------------------------------------
                  86                                     16%                                   $17,120
--------------------------------------------------------------------------------------------------------------------
Target            85                                     24%                                   $25,680
--------------------------------------------------------------------------------------------------------------------
                  82                                     30%                                   $32,100
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
4. BUSINESS PLAN EXECUTION                               10%                                   $10,700
--------------------------------------------------------------------------------------------------------------------

*  This 2000 Incentive Plan may be changed at MICOA's sole discretion beyond
   2000.